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                                                           Exhibit 99.14

                                NEWS RELEASE

         LJL BIOSYSTEMS, INC:                   MEDIA RELATIONS:
         LARRY TANNENBAUM                       SUSANNE FRIESTEDT
         CFO & SENIOR VICE PRESIDENT            FRIESTEDT INTERNATIONAL
         (408) 548-0542                         (619) 223-8844
         LTannenbaum@ljlbio.com                 friestint@aol.com


              LJL BIOSYSTEMS FILES REGISTRATION STATEMENT FOR
                COMMON STOCK OFFERING OF 2.5 MILLION SHARES

SUNNYVALE, CA--MARCH 14, 2000--LJL BioSystems, Inc. (NASDAQ: LJLB) today announced that it has filed a registration statement with the Securities and Exchange Commission for a proposed offering of up to 2.5 million shares of its Common Stock, excluding 375,000 shares issuable upon exercise of the underwriters' overallotment option. All of the shares offered will be sold by the Company. FleetBoston Robertson Stephens and Chase H&Q, a division of Chase Securities Inc., will act as co-lead underwriters of the offering with Dain Rauscher Wessels acting as co-manager.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offer is made only by the prospectus, a copy of which may be obtained from FleetBoston Robertson Stephens, 555 California Street, Suite 2600, San Francisco, CA 94104 ((415) 781-9700).

ABOUT LJL BIOSYSTEMS, INC.

LJL BioSystems supplies infrastructure tools to pharmaceutical and biotech companies engaged in the highly competitive search for new medicines in the genomics era. LJL's family of proprietary products, marketed as CRITERION-TM-, consists of instruments and consumables. The Company intends to establish CRITERION as the gold standard for addressing many of the key bottlenecks in drug discovery. In August 1999, LJL launched its Genomics Science Group to further commercialize the Company's technology in SNP genotyping. Since then, several leading genomics customers have adopted the LJL HEFP-SNP genotyping platform. LJL's worldwide customers include, among others, AstraZeneca, Bristol Myers Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Tularik, Inc., Millennium Pharmaceuticals, Inc., Pharmacia & Upjohn, DuPont Pharmaceuticals Company, Amgen, Inc., Monsanto Company and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information on LJL and CRITERION technology can be found at www.ljlbio.com.

FORWARD-LOOKING STATEMENTS

Statements made in this news release, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations", "goals", "beliefs", "hopes", "designs", "intentions", "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, the ability to raise capital, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's

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products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Annual Report on Form 10-K, filed February 16, 2000, and its Registration Statement on Form S-3 filed on March 14, 2000 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc., contact Larry Tannenbaum, Chief Financial Officer, at 408-548-0542 or ltannenbaum@ljlbio.com. For information via fax at no cost, dial 800-PRO-INFO (+732-544-2850 outside the U.S.), ticker symbol: LJLB


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